CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form N-2

(No. 333-259206) of Franklin Limited Duration Income Trust of our report dated February 22, 2022 relating to the financial statements, financial highlights and senior securities table which appears in Franklin Limited Duration Income Trust’s Annual Report on Form N-CSR for the year ended December 31, 2021. We also consent to the reference to us under the heading “Senior Securities” in this Form N-CSR.

/s/ PricewaterhouseCoopers LLP
San Francisco, California
February 22, 2022